            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated October 19, 2007, relating to the financial statements and financial highlights which appears in the August 31, 2007 Annual Report to Shareholders of each of the two funds constituting AIM Core Allocation Portfolio Series, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Other Service Providers" in such Registration Statement.

PRICEWATERHOUSECOOPERS LLP


December 14, 2007
Houston, Texas